UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

GNC Acquisition Holdings Inc.*

(to be renamed GNC Holdings, Inc.)

(Exact name of Registrant as specified in its charter)

Delaware	20-8536244
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Class A Common Stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following  box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-169618.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

(Title of Class)

*As disclosed in the registration statement on Form S-1 (No. 333-169618) relating to the registrant’s initial public offering, GNC Acquisition Holdings Inc. will be renamed GNC Holding, Inc. prior to the consummation of the registrant’s initial public offering.

Explanatory Statement

This Amendment is being filed solely for the purpose of providing a reference on the cover that the registrant’s name will change prior to the consummation of its initial public offering.  No other changes have been made to the original filing made on March 25, 2011.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Class A common stock, par value $0.001 per share, of GNC Acquisition Holdings Inc. (the “Registrant”), as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on September 28, 2010 (Registration No. 333-169618), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, the above-referenced description included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions to Exhibits to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the New York  Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 29, 2011	GNC Acquisition Holdings Inc.

	By:	/s/ Gerald J. Stubenhofer, Jr.
Gerald J. Stubenhofer, Jr.
Senior Vice President, Chief Legal Officer and Secretary